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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57995) pertaining to the Individual Account Retirement Plan For Bargaining Unit Employees at the Cooper Cameron Corporation Missouri City, Texas Facility of our report dated June 22, 2000 with respect to the financial statements of the Individual Account Retirement Plan For Bargaining Unit Employees at the Cooper Cameron Corporation Missouri City, Texas Facility included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                     /S/ ERNST & YOUNG LLP


June 22, 2000
Houston, Texas